Exhibit 10(iii)(c)


                           As amended and restated effective January 1, 1998

       THE HSB GROUP, INC. DIRECTORS STOCK AND DEFERRED COMPENSATION PLAN


1. Purposes of the Plan.

The purposes of The HSB Group, Inc. Directors Stock and Deferred Compensation Plan are: (a) to attract and retain persons of ability as directors of the Company; (b) to more closely align directors' interests with those of shareholders; and (c) to encourage the highest level of contribution by directors to the financial success of the Company by providing a significant portion of their compensation in the form of equity in the Company.


2. Definitions.

"Annual Award" shall mean the annual award made to a Director of Stock Equivalent Units or Restricted Stock as determined pursuant to Section 5.

"Board" shall mean the Board of Directors of the Company.

"Cash Compensation" shall mean the total of the annual cash retainer and fees for attending and/or chairing any meeting of the Board or a committee of the Board payable to a Director for any Plan Year.

"Change in Control" shall have occurred for purposes of this Plan if :

         (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the Company's then outstanding securities;

         (b) during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of voting securities after such merger or consolidation or
         (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

         (d) the shareholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) the sale or other disposition of all or substantially all the Company assets.

"Committee" shall mean the Governance Committee of the Board or any future committee of the Board performing similar functions.

"Company" shall mean HSB Group, Inc.

"Deferred Account" shall mean the account established and maintained for a Director under the Plan pursuant to an election made pursuant to Section 8.

"Deferral   Election"   shall  mean  the  election  to  defer  receipt  of  Cash
Compensation in accordance with Section 8.

"Director" shall mean a non-employee director of the Company.

"Dividend Equivalent" shall mean an amount equal to the dividend that would have been paid with respect to a Stock Equivalent Unit if such unit had constituted a share of Stock, duly issued and outstanding on the date a dividend is payable on the Stock.

"Fair Market Value" shall mean the average of the high and low prices per share of the Company's Stock as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Stock, for the next preceding date for which such a quotation is available. If shares of Company Stock are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee in its sole discretion.

"Plan" shall mean The HSB Group, Inc. Directors Stock and Deferred Compensation Plan.

"Plan Year" shall mean the calendar year.

"Restricted  Stock"  shall mean  shares of Stock  awarded  to a  Director  under
Section 7 of the Plan and subject to the terms and conditions set forth in the Plan.

"Stock" shall mean the common stock of the Company.

"Stock Equivalent Unit" shall mean the right to receive the Fair Market Value of a share of Stock in the form of cash or Stock as elected in accordance with
Section 10 hereof and subject to the conditions set forth in the Plan.

3. Administration of the Plan.

The Plan shall be administered by the Committee as defined herein. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by the Board of Directors.

4. Stock Subject to the Plan.

Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock which may be delivered to Directors under the Plan shall be 100,000. Any shares of Stock covered by a Restricted Stock award which are subsequently forfeited or withheld to cover tax withholding shall be deemed to have not been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5. Annual Awards

Annual Awards for the 1997 Plan Year were made to all participating Directors in the form of Stock Equivalent Units. For the 1998 and subsequent Plan Years, Annual Awards shall be made in the form of Restricted Stock, however, if an award would be currently taxable to a Director based on the laws of the country under which the awards payable hereunder would be taxed, such Director's Annual Award will be made in the form of Stock Equivalent Units. Awards of Stock Equivalent Units and Restricted Stock are made subject to the provisions of Articles 6 and 7, respectively.

6. Award of Stock Equivalent Units.

If a Director's Annual Award for a Plan Year is to be made in the form of Stock Equivalent Units, as of the last day of such Plan Year, an award of Stock Equivalent Units shall be made to such Director in an amount equal to 550 multiplied by a fraction where the numerator is the number of full or partial months within such Plan Year that such individual served as a Director and the denominator is 12. In the event that such Director's service on the Board terminates for any reason prior to the end of the Plan Year, as soon as practicable following such termination such Director's award will be determined in accordance with the formula in the preceding sentence but as of the date of such Director's termination.

7. Award of Restricted Stock

(a) If a Director's Annual Award for a Plan Year is to be made in the form of Restricted Stock, as of the last day of such Plan Year, an award of Restricted Stock shall be made to such Director in an amount equal to 550 multiplied by a fraction where the numerator is the number of full or partial months within such Plan Year that such individual served as a Director and the denominator is 12. In the event that such Director's service on the Board terminates as a result of any of the circumstances described in Section 7(c) prior to the end of the Plan Year, as soon as practicable following such termination such Director's award will be determined in accordance with the formula in the preceding sentence but as of the date of such Director's termination.

(b) Each Restricted Stock award shall be evidenced by a written instrument delivered to the Director in such form as the Committee shall prescribe. The Restricted Stock subject to such award shall be registered in the name of the Director and held in escrow by the Committee until the restrictions on such shares lapse as described herein.

(c) Restricted Stock awarded to a Director may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the earliest of the following dates: (i) the Director's death, disability or retirement from the Board after reaching age 70; (ii) the occurrence of a Change in Control of the Company; or
(iii) the Director's resignation from the Board in specific circumstances (as determined in accordance with procedures established by the Committee) with the consent of a majority of the Board of Directors.

(d) If a Director's service on the Board terminates for reasons other than those provided in Section 7(c), any shares remaining subject to restrictions shall thereupon be forfeited by the Director and transferred to and reacquired by the Company at no cost to the Company, and any Restricted Stock credited to a Director but not yet awarded pursuant to Section 7(a) shall not be awarded.

(e) After the shares of Restricted Stock are actually awarded, Directors shall, subject to Section 7(c), possess all incidents of ownership of the shares of Restricted Stock including the right to receive dividends with respect to such shares and to vote such shares. Dividends will be paid to Directors in cash.

8. Election to Defer Receipt of Cash Compensation.

(a) A Director shall have the right to make on an annual basis an election to defer payment of all, or a percentage of, the total Cash Compensation to be earned during the ensuing Plan Year (a "Deferral Election"). In order to make a Deferral Election pursuant to this Section 8, a Director shall deliver to the Corporate Secretary of the Company no later than the last business day prior to the commencement of the first Plan Year to which such election relates a written notice setting forth the percentage of Cash Compensation to be deferred and whether such cash should be (i) converted into Stock Equivalent Units in accordance with subsection (b) below; (ii) converted into shares of Restricted Stock in accordance with subsection (c) below; or (iii) credited as cash to a Deferred Account maintained for such Director on the date such compensation would otherwise be paid. Individuals who become Directors during a Plan Year shall have thirty days following their election or appointment to make a Deferral Election for the remainder of the Plan Year. Any Deferral Election made pursuant to this Section 8 shall remain in effect for subsequent Plan Years until a new election form is delivered to the Corporate Secretary in accordance with this section.

(b) As soon as practicable following the end of a Plan Year, each Director who made a Deferral Election in the form of Stock Equivalent Units will be credited as of the last day of the Plan Year with the number of units, including fractional units, equal to the amount of the Cash Compensation, the payment of which has been deferred, divided by the Fair Market Value of shares of Stock on the date such compensation would otherwise have been paid. In the event that a Director's service on the Board terminates for any reason prior to the end of a Plan Year, the calculation referred to in the preceding sentence shall be made as soon as practicable following such Director's date of termination.

(c) As soon as practicable following the end of a Plan Year, each Director who made a Deferral Election in the form of Restricted Stock will be awarded as of the last day of the Plan Year the number of whole shares of Restricted Stock approximately equal to the amount of the Cash Compensation, the payment of which has been deferred, divided by the Fair Market Value of shares of Stock on the date such compensation would otherwise have been paid. Any fractional number obtained by dividing the amount of Cash Compensation by the Fair Market Value will be rounded up or down to the nearest whole number of shares. In the event that a Director's service on the Board terminates as a result of circumstances described in Section 7(c) prior to the end of a Plan Year, the calculation referred to in the preceding sentence shall be made as soon as practicable following such Director's date of termination and payment shall be made in shares of Stock.

9. Dividend Equivalents Payable on Stock Equivalent Units and Restricted Stock and Interest Paid on Deferred Cash Accounts.

(a) Dividend Equivalents shall be credited on Stock Equivalent Units held by Directors based upon dividends paid on shares of Stock between the date such Stock Equivalent Units are credited to Directors and the date they are ultimately paid out in accordance with the Plan.

(b) Dividend Equivalents shall, at the election of the Director, be either (i) paid in the form of cash as soon as practicable following the end of a Plan Year; or (ii) converted into Stock Equivalent Units following the end of a Plan Year based on the number of Stock Equivalent Units credited to a Director's account, plus, if applicable, the number of shares of Restricted Stock to be awarded pursuant to Section 7 for a Plan Year, as of the dividend record dates falling within such Plan Year multiplied by the cash dividends (or the fair market value of any property other than cash paid as a dividend) per share of Stock payable during such Plan Year divided by the Fair Market Value of Stock on the last day of the Plan Year.

(c) Dividend Equivalents will be payable on Stock Equivalents Units granted under Section 6 for the Plan Year for which a grant is made in accordance with subsections (a) and (b) above as though such Stock Equivalent Units had been granted as of the first day of such Plan Year, provided however, such Dividend Equivalents shall not be credited to a Director until the Stock Equivalent Units to which they relate are credited to the Director in accordance with Section 6.

(d) Dividend Equivalents will be payable on Restricted Stock to be granted under
Section 7 for the Plan Year for which an Annual Grant is to be made based upon dividends paid on shares of Stock for such Plan Year as though such Restricted Stock had been granted as of the first day of such Plan Year, provided however, such Dividend Equivalents shall not be credited to a Director until the shares of Restricted Stock to which they relate are actually awarded to the Director in accordance with Section 7. Dividend Equivalents credited under this Section 9(d) shall be payable in accordance with Section 9(b).

(e) Dividend Equivalents will be payable on Stock Equivalent Units credited pursuant to a Deferral Election pursuant to Section 8 in accordance with subsections (a) and (b) above as though such Stock Equivalent Units had been credited to a Director on the date the Cash Compensation to which the Deferral Election relates would otherwise have been paid, provided however, such Dividend Equivalents shall not be credited to a Director's account until the Stock Equivalent Units to which they relate are credited to the Director in accordance with Section 8.

(f) Dividend Equivalents will be payable on shares of Restricted Stock credited but not yet actually awarded pursuant to a Deferral Election pursuant to Section 8, based upon dividends paid on shares of Stock between the date such Cash Compensation to which the Deferral Election relates would otherwise have been paid and the date the shares of Restricted Stock are actually awarded, provided however, such Dividend Equivalents shall not be credited to a Director's account until the shares of Restricted Stock to which they relate are actually awarded to the Director in accordance with Section 8. Dividend Equivalents credited under this Section 9(f) shall be payable in accordance with Section 9(b).

(g) At the end of each Plan Year, and at the time of payment of any amounts held in a Deferred Account, interest at the rate of the average of the yields at issuance of five-year Treasury Notes issued during the prior twelve-month period plus 1% shall be credited to each Deferred Account on the average daily balance held in such accounts for the preceding Plan Year or portion thereof.

10. Time and Form of Payment.

(a) Payment in settlement of Stock Equivalent Units and any amounts held in a Deferred Account will commence as soon as practicable after the date the Director ceases to be a member of the Board, unless, with respect to amounts held in a Deferred Account, a Director has specified an alternate date in his or her Deferral Election.

(b) Payment in settlement of Stock Equivalent Units and any amounts held in a Deferred Account will be made in a lump sum or, if elected by a Director at least one year prior to the date such Director ceases to be a member of the Board, in a specified number (not to exceed ten) of annual installments. Such election may be modified or revoked by the Director, provided that no such modification or revocation will be given effect unless it is made prior to the date specified in the preceding sentence.

(c) Amounts held in a Deferred Account shall be paid in cash and Stock Equivalent Units held by a Director shall be paid in an equivalent number of shares of Stock unless prior to the commencement of payment, a Director elects to receive a cash payment in lieu of shares of Stock. Such cash payment shall be equal to the Fair Market Value of the shares on the date such Director ceases to be a member of the Board, or in the case of an installment election made pursuant to subsection (b) above, on the anniversary date of such date with respect to the installment then payable.

(d) The Company shall deliver to the Director all of the shares of Stock that were awarded to the Director as Restricted Stock within 30 days following the lapse of restrictions as described in Section 7(c).

(e) Whenever a fractional share would otherwise be required to be issued in accordance with the terms of this Section 10, the Fair Market Value of such fractional share shall be paid in cash.

11. Payment in the Event of Death.

(a) In the event of a Director's death, any shares of Restricted Stock previously awarded shall vest as described in Section 7(c), payment of amounts credited to such Director's Deferred Account shall be paid in cash and payment of Stock Equivalent Units shall be made in the form previously elected by the Director, provided that if no such election had been made prior to such Director's death, payment shall be made in shares of Stock except for any fractional share the Fair Market Value of which shall be paid in cash.

(b) Payment shall be made as soon as practicable following the death of the Director in a single lump sum to the beneficiary designated in writing by the Director, of if no designation was made, to the person legally entitled thereto, as designated under the will of the Director, or to such heir or heirs as determined under the laws of intestacy of the Director's domicile.

12. Adjustments in the Event of Change in Common Stock of the Company.

In the event that there is any change in the Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization, appropriate adjustment shall be made in the number and kind of shares or other property subject to the Plan and the number and kind of shares or other property credited to the Directors under the Plan, and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons.

13. Change in Control.

In the event of a Change in Control, the following shall occur on the date thereof (the "Change in Control Date"): (i) the last day of the then current Plan Year shall be deemed to occur on the Change in Control Date; (ii) pursuant to Sections 5, 6, 7 and 8, Directors shall be credited with Stock Equivalent
Units or awarded shares of Stock, as if for this purpose Directors' service as Directors ceased on the Change in Control Date; (iii) Dividend Equivalents on Stock Equivalent Units and Restricted Stock, including those credited under clause (ii), and interest on any Deferred Accounts shall be credited in accordance with Section 9; and (iv) the Company shall pay a lump sum cash payment in settlement of the amount of cash credited to each Director's Deferred Account and the number of Stock Equivalent Units then credited to such Director, including cash and Stock Equivalent Units credited pursuant to clauses (ii) and
(iii) above. For purposes of the preceding sentence, the amount of cash delivered in payment of Stock Equivalent Units shall equal such units multiplied by the greater of (i) the highest Fair Market Value per share of Stock at any time during the 60-day period preceding the Change in Control and (ii) if applicable, the price of a share of Stock which is paid or offered to be paid, by any person or entity, in connection with the transaction constituting the Change in Control.

14. Rights with respect to Stock Equivalent Units.

Except to the extent otherwise set forth in the Plan, Directors shall not have any of the rights of a shareholder with respect to the Stock Equivalent Units credited to them.

15. General Restrictions.

(a) No shares of Stock shall be issued under the Plan prior to compliance by the Company, to the satisfaction of its counsel, with any applicable law. The Company shall not be obligated to, but may in its discretion, take any action under applicable federal or state law (including registration or qualification of the Plan or the Stock) necessary for compliance therewith in order to permit the issuance of shares hereunder.

(b) The Company may impose such restrictions on the sale or other disposition of shares of Stock issued under the Plan as it deems necessary to comply with applicable securities laws.

16. Withholding.

The Company may defer making payment or delivery of shares of Stock under the Plan until satisfactory arrangements have been made for the payment of any Federal, state or local income taxes required to be withheld with respect to such payment or delivery, including without limitation by the withholding of shares that would otherwise be so delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by a Director.

17. No Right to Nomination for Reelection.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

18. Amendment and Termination of the Plan.

The Board may at any time amend or terminate the Plan, in whole or in part, however, no amendment or termination shall without the written consent of a Director, reduce the Director's rights with respect to awards previously granted hereunder or any fees previously earned the payment of which has been deferred pursuant to the terms of the Plan.

19. Governing Law.

The Plan and all actions taken thereunder shall be construed in accordance with and governed by the laws of the State of Connecticut.